Exhibit 4.1

[FORM OF SENIOR CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iv) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iv) OF THIS NOTE.

Net Element, Inc.

SENIOR CONVERTIBLE NOTE

Issuance Date: [ ][1]	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Net Element, Inc., a Delaware corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion, amortization or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Convertible Notes issued pursuant to the Securities Purchase Agreement on [INSERT IN INITIAL NOTES: the Initial Closing Date] [INSERT IN ADDITIONAL NOTES: an Additional Closing Date] (collectively, the "Notes" and such other Senior Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 31.

 1 [INSERT IN INITIAL NOTES: April 30, 2015] [INSERT IN ADDITIONAL NOTES: the applicable Additional Closing Date (as defined in the Securities Purchase Agreement)]

(1)          PAYMENTS OF PRINCIPAL; PREPAYMENT. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(b)) on such Principal and Interest. The "Maturity Date" shall be [           ]2, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2 [INSERT IN INITIAL NOTES: April 30, 2018] [INSERT IN ADDITIONAL NOTES: Insert date that is thirty-six (36) months immediately following the applicable Additional Closing Date.]

(2)          INTEREST.

(a)          Interest Shares and Cash Interest. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for each calendar month on the last Trading Day of each month after the date that is ninety (90) days after the Initial Closing Date (each, a "Interest Date") with the first Interest Date being July 31, 2015 (the "First Interest Date"). For the avoidance of doubt, the Interest payable on the First Interest Date shall include all accrued and unpaid Interest since the Issuance Date. Prior to the payment of Interest on an Interest Date, Interest shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock ("Interest Shares") so long as there has been no Equity Conditions Failure; provided, however, that the Company may, at its option following notice to each Holder, pay Interest on any Interest Date in cash ("Cash Interest") or, so long as there has been no Equity Conditions Failure, in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, a "Interest Election Notice") to the Holder and each holder of Other Notes and Additional Notes on or prior to the applicable Interest Notice Due Date (the date such notice is delivered to the Holder and all holders of Other Notes and Additional Notes, the "Interest Notice Date") which notice (1) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares, (2) unless the Company has elected to pay Interest solely as Cash Interest, certifies that there has been no Equity Conditions Failure as of such Interest Notice Date and (3) states the number of issued and outstanding shares of Common Stock as of such Interest Notice Date. If there is an Equity Conditions Failure as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. If the Company confirmed the payment of the applicable Interest in Interest Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Interest Notice Date but an Equity Conditions Failure occurred between the applicable Interest Notice Date and any time prior to the applicable Interest Date (an "Interim Interest Period"), the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. If there occurs an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Interest Period, then at the option of the Holder, the Holder may require the Company to pay the amount of Interest (including any portion of the Pre-Interest Shares (as defined below)) payable on the applicable Interest Date as a Cash Interest. If any portion of Interest for a particular Interest Date shall be paid in Interest Shares, then (I) on the applicable Interest Pre-Payment Date, the Company shall issue to the Holder, in accordance with Section 2(b), a number of shares of Common Stock equal to (x) the amount of Interest payable on the applicable Interest Date in Interest Shares divided by (y) the applicable Initial Interest Conversion Price (the "Pre-Interest Shares") and (II) on the applicable Interest Date, the Company shall deliver a notice setting forth the calculation of the Interest Balance Shares (and the calculation of the component parts of such calculation) and issue to each Holder, in accordance with Section 2(b), a number of shares of Common Stock equal to any Interest Balance Shares. All Pre-Interest Shares and Interest Shares shall be fully paid and nonassessable shares of Common Stock (rounded up to the nearest whole share).

(b)          Payment of Interest. When any Pre-Interest Shares and Interest Shares are to be paid on an Interest Pre-Payment Date or an Interest Date, as applicable, then the Company shall (i) credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with the Depository Trust Company ("DTC") through its Deposit/Withdrawal At Custodian ("DWAC") system, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest.

(c)          Default Interest. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default; provided, further, that for the purpose of this Section 2, such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Holder, including, without limitation, Interest accrued at the increased rate of eighteen percent (18.0%). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of shares of Common Stock as Interest pursuant to this Section 2.

(3)          CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)          "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, amortized, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii)         "Conversion Price" means (i) $[_____]3, subject to adjustment as provided herein (the price set forth in this clause (i), the "Fixed Conversion Price") or (ii) with respect to a Qualifying Conversion, the lower of (I) the Fixed Conversion Price and (II) the Market Price as in effect on the applicable date of determination (the price set forth in this clause (ii), the "Alternative Conversion Price").

3 [INSERT IN INITIAL NOTES: Insert $1.624.]

[INSERT IN ADDITIONAL NOTES: Insert price equal to 140% of the lowest of (i) the arithmetic average of the Weighted Average Prices of the Common Stock during the thirty (30) Trading Days immediately prior to the date of the applicable Buyer Additional Closing Notice (as defined in the Securities Purchase Agreement), (ii) the arithmetic average of the Weighted Average Prices of the Common Stock during the fifteen (15) Trading Days immediately prior to the date of the applicable Buyer Additional Closing Notice and (iii) the last Closing Bid Price of the Common Stock immediately prior to the date of the applicable Buyer Additional Closing Notice.]

(c)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's transfer agent (the "Transfer Agent") and (B) if required by Section 3(c)(iv), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) provided that the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or if (y) the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and at a time when Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. In the event that the Holder elects to convert a portion of the Principal amount of this Note prior to any applicable Installment Date, the Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(ii)         Company's Failure to Timely Convert. If the Company shall fail on or prior to the Share Delivery Date to credit the Holder's balance account with DTC if the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, or issue and deliver a certificate to the Holder, if the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and at a time when Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (a "Conversion Failure"), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to credit the Holder's balance account with DTC, if the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, or issue and deliver a certificate to the Holder, if the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and at a time when Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to credit the Holder's balance account with DTC or issue and deliver a certificate, as applicable, for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to credit the Holder's balance account with DTC, or issue and deliver to the Holder a certificate, as applicable, for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date. Nothing herein shall limit the Holder's right to pursue aby other remedies available to it hereunder, at law or in equity including, without limitation, a degree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(iii)        Additional Conversion Shares. In addition to the foregoing, on each Share Delivery Date, the applicable Make-Whole Amount (the "Additional Conversion Obligations") on the Conversion Amount being converted shall be paid to the Holder in shares of Common Stock ("Additional Conversion Shares") so long as there has been no Equity Conditions Failure; provided, however, that the Company may pay such Additional Conversion Obligations on any Share Delivery Date in cash by wire transfer of immediately available funds ("Cash Additional Conversion Payment") or, provided that there is no Equity Conditions Failure, in a combination of a Cash Additional Conversion Payment and Additional Conversion Shares pursuant to the immediately following sentence. The Company shall pay the Additional Conversion Obligations in the same manner and proportion as the Company indicated in the most recent Interest Election Notice prior to the applicable date of determination, or, in the case of any conversion occurring prior to the delivery of the first (1st) Interest Election Notice hereunder, the Company hereby elects to pay any Make-Whole Amounts in Additional Conversion Shares. If the Company is required pursuant to this Section 2(c)(iii) to pay the Additional Conversion Obligations on a Share Delivery Date, in whole or in part, in Additional Conversion Shares, then on the applicable Share Delivery Date, the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system if the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, or issue and deliver a certificate to the Holder, if the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and at a time when Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, for a number of shares of Common Stock (rounded to the nearest whole share in accordance with Section 3(b)) equal to the quotient of (a) the portion of the then applicable Additional Conversion Obligations the Company is required pursuant to this Section 3(c)(iv) to pay in Additional Conversion Shares, divided by (b) the Make-Whole Price in effect as of the applicable Conversion Date. If the Company has subsequently notified each Holder with respect to an Interest Date on or prior to the applicable Conversion Date that there is an Equity Conditions Failure and the Company is required to pay such Additional Conversion Obligations in Additional Conversion Shares, then, unless the Holder waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as Cash Additional Conversion Payment. If the Company is deemed to have elected to pay such Additional Conversion Obligations in Additional Conversion Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Conversion Date but an Equity Conditions Failure occurred between the applicable Conversion Date and any time prior to the applicable Share Delivery Date, the Company shall provide the Holder a notice to that effect indicating that unless the Holder waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as a Cash Additional Conversion Payment. If an Equity Conditions Failure occurs (that is not waived in writing by the Holder) during such period, then at the option of the Holder, the Holder may require the Company to pay the amount of Additional Conversion Obligations payable on the applicable Share Delivery Date as a Cash Additional Conversion Payment. All Additional Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Additional Conversion Shares.

(iv)        Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary in this Section 3(c)(iv), a Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(v)         Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from this Note and one or more holder of Other Notes or Additional Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note, the Other Notes and the Additional Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes and Additional Notes electing to have this Note, the Other Notes or Additional Notes converted on such date a pro rata amount of such holder's portion of the Note, the Other Notes and/or Additional Notes submitted for conversion based on the Principal amount of this Note, the Other Notes and/or the Additional Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes and Additional Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d)          Limitations on Conversions.

(i)          Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Additional Notes and Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii)         Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to receive pursuant to the terms of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Notes and upon exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued in the aggregate, pursuant to the terms of the Notes or upon exercise of the Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Closing Date (with respect to each Purchaser, the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder. In the event that the Company is prohibited from issuing any Conversion Shares for which a Conversion Notice has been received as a result of the operation of this Section 3(d)(ii), the Company shall pay cash in exchange for cancellation of the Conversion Amount that is subject to such Conversion Notice, at a price per share of Common Stock that would have been issuable upon such conversion if this Section 3(d)(ii) were not in effect equal to the highest trading price of the Common Stock in effect at any time during the period beginning on the applicable Conversion Date and ending on the date the Company makes the payment provided for in this sentence.

(4)          RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an "Event of Default":

(i)          the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be filed within the applicable time period specified in the Registration Rights Agreement or to be declared effective by the SEC on or prior to the date that is thirty (30) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of twenty (20) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii)         (A) the suspension from trading for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(iii)        the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date, (B) the occurrence of two (2) or more Conversion Failures or (C) notice, written or oral, to the Holder or any holder of the Other Notes or the Additional Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of this Note, any Other Notes or the Additional Notes into shares of Common Stock that is tendered in accordance with the provisions of this Note, the Other Notes or the Additional Notes, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes and the Additional Notes);

(iv)        at any time following the tenth (10th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the sum of (A) with respect to the shares issuable with respect to the terms of the Notes, 25,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and (B) 130% of the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder's Warrants (without regard to any limitations on exercise set forth in the Warrants);

(v)         the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement);

(vi)        any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries other than with respect to this Note, any Other Notes or any Additional Notes;

(vii)       any default, event of default, breach or triggering event (or comparable term) under, redemption of or acceleration prior to maturity of any security or instrument issued by the Company or any of its Subsidiaries;

(viii)      the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(ix)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(x)          a final judgment or judgments for the payment of money aggregating in excess of $350,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $350,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xi)         other than as specifically set forth in another clause of this Section 4(a), the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of five (5) Business Days;

(xii)        the Company shall (A) fail to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program or (B) otherwise fail to credit or be unable to credit shares required to be delivered to the Holder pursuant to the terms of this Notes to the Holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system if the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder;

(xiii)       any breach or failure in any respect to comply with either Sections 8, 14 or 15 of this Note;

(xiv)      any material damage to, or loss, theft or destruction of, a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xv)       a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xvi)      any of the Company's Subsidiaries party to the RBL Facility request on or after the Subscription Date the funding of a loan thereunder (with the prior written consent of the Required Holders) and the lender thereunder does not fund such requested loan, or the lender thereunder notifies such Subsidiaries that it will refuse to fund upon request any additional loan thereunder;

(xvii)     any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

(xviii)    any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes.

(b)          Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (i) the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (II) the lowest Conversion Price in effect during such period and (ii) the Make-Whole Amount with respect to the Conversion Amount being redeemed (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Event of Default Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5)          RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes and the Additional Notes , and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market. No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Note (so that from and after the date of such Fundamental Transaction, each and every provision of this Note referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Note, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall equal the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 23 with the term "Non-Cash Consideration" being substituted for the term "Conversion Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note) (the "Aggregate Consideration") divided by (B) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the Aggregate Consideration and (B) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions.

(b)          Redemption Right. No sooner than twenty-five (25) days nor later than twenty (20) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (i) the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period and (ii) the Make-Whole Amount with respect to the Conversion Amount being redeemed (the "Change of Control Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Change of Control Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(6)          DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 6(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)          Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 6(a) and 6(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

(7)          RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)          Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Fixed Conversion Price under this Section 7(a), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(iii)        Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

 (iv)      Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company; provided, however, that in the event the determination of such appraiser is identical to the fair value of such consideration as determined by the Company, the fees and expenses of such appraiser shall be borne equally among the holders of Notes who disputed the valuation of the Company.

(v)        Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)          Adjustment of Fixed Conversion Price upon Subdivision of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.

(c)          Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holder under this Note; provided, that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 7.

(d)          Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8)          COMPANY CONVERSION OR REDEMPTION.

(a)          General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this Section 8 (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On or prior to the date which is the twenty-sixth (26th) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice" and the date all of the holders receive such notice is referred to as the "Company Installment Notice Date"), to the Holder and each holder of Other Notes and Additional Notes which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder's Note shall be converted to Common Stock in whole or in part pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion (including Interest and Late Charges, if any, on such amount and Interest) which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion (including Interest and Late Charges, if any, on such amount and Interest, if any) that is the Company Conversion Amount, which amounts, when added together, must at least equal the applicable Installment Amount, (ii) if the Installment Amount is to be paid, in whole or in part, in Common Stock pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the Company Installment Notice Date and (iii) state the number of issued and outstanding shares of Common Stock as of such Company Installment Notice Date. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion on the Company Installment Notice Date and Installment Date have been satisfied. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes and Additional Notes pursuant to the corresponding provisions of the Other Notes and the Additional Notes in the same ratio of the Installment Amount being converted and/or redeemed hereunder. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the Company Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of this Note, the Principal amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice or Redemption Notice, as applicable.

(b)          Mechanics of Company Conversion. If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 8(a), then (1) on the date which is the twenty-third (23rd) Trading Day prior to each Installment Date, the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC for a number of shares of Common Stock (the "Pre-Installment Conversion Shares") equal to the quotient of (x) the Company Conversion Amount as of the applicable Installment Date divided by (y) the Company Pre-Installment Conversion Price then in effect and (2) on the applicable Installment Date, the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC for an additional number of shares of Common Stock, if any, equal to the Installment Balance Conversion Shares; provided, that there shall not occur any Equity Conditions Failure (that is not waived in writing by the Holder) on each day during the period commencing on such Company Installment Notice Date through the applicable Installment Date. On the applicable Installment Notice the Company shall deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to the Holder. In accordance with Section 4(b), if an Event of Default occurs during the period from any Company Installment Notice Date through the Installment Date the Holder may elect an Event of Default Redemption in accordance with Section 3(b). All Pre-Installment Conversion Shares and Installment Balance Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). If the Equity Conditions are not satisfied as of the Company Installment Notice Date, then unless the Company has elected to redeem such Installment Amount, the Company Installment Notice shall indicate that unless the Holder waives the Equity Conditions, the Installment Amount shall be redeemed for cash. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Company Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Company Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Company Installment Notice Date and any time through the applicable Installment Date (the "Interim Installment Period"), the Company shall provide the Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during such Interim Installment Period, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one or both of the following: (i) the Company shall redeem all or any part designated by the Holder of the Company Conversion Amount (including at the election of the Holder, such amount converted to Pre-Installment Conversion Shares in which case the Holder shall return such Pre-Installment Conversion Shares, which the Holder has not otherwise sold, transferred or disposed of, to the Company) (such designated amount is referred to as the "First Redemption Amount") on such Installment Date and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any First Redemption Amount on or before the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 11(a) as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(v)). Notwithstanding anything to the contrary in this Section 8(b), but subject to the limitations set forth in Section 3(d), until the Company credit the Holder's account with DTC for the shares of Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(c)          Mechanics of Company Redemption. If the Company elects a Company Redemption in accordance with Section 8, then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 3(c) for purposes of this Note), (i) the Holder shall have the rights set forth in Section 11(a) as if the Company failed to pay the applicable Company Installment Redemption Price and all other rights as a Holder of Notes (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(v)) and (ii) the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date. Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(d)          Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Business Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount(s) deferred, the "Deferral Amount") until any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, the Installment Amount to be paid on such subsequent Installment Date and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(9)          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10)         RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note, the Other Notes and the Additional Notes equal to 25,000,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date). So long as any of this Note, the Other Notes and the Additional Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the Other Notes and the Additional Notes, the number of shares of Common Stock specified above in this Section 10(a) as shall from time to time be necessary to effect the conversion of all of the Notes and the Additional Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of this Note, the Other Notes and the Additional Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes and the holders of the Additional Notes based on the Principal amount of this Note, the Other Notes and the Additional Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer this Note or any of such holder's Other Notes or Additional Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder and the remaining holders of Other Notes and Additional Notes, pro rata based on the Principal amount of this Note, the Other Notes and the Additional Notes then held by such holders.

(b)          Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of Conversion Shares that the Company is unable to deliver pursuant to this Section 10, and (ii) the highest trading price of the Common Stock in effect at any time during the period beginning on the applicable Conversion Date and ending on the date the Company makes the payment provided for in this sentence.

(11)        REDEMPTIONS.

(a)          Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Installment Redemption Price to the Holder on the applicable Installment Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instruction provided by the holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)          Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes or the Additional Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) or pursuant to equivalent provisions set forth in the Other Notes or the Additional Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes and the Additional Notes (including the Holder) based on the Principal amount of this Note, the Other Notes and the Additional Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(c)          Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the Holder and the holders of the Other Notes and the Additional Notes to be redeemed in proportion to the aggregate Principal amount of this Note, the Other Notes and the Additional Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of this Note, the Other Notes and the Additional Notes, the Company shall use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of this Note, the Other Notes and the Additional Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose. Interest on the Principal amount of this Note, the Other Notes and the Additional Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note, the Other Notes and the Additional Notes. The Company shall pay to each Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.

(12)        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(13)        RANK. All payments due under this Note (a) shall rank pari passu with all Other Notes and Additional Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, except that Indebtedness of the Company's Subsidiaries under the RBL Facility and under certain existing factoring facilities set forth in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 rank senior to this Note, the Other Notes and the Additional Notes.

(14)        NEGATIVE COVENANTS. As long as any Notes or Additional Notes are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a)          create, or authorize the creation of, or issue or obligate itself to issue additional or other Capital Stock or securities exchangeable for or convertible or exercisable into Capital Stock other than pursuant to any Approved Stock Plan as in effect on the Subscription Date and other than shares of Common Stock deemed to have been issued or sold by the Company as Excluded Securities;

(b)          reclassify, alter or amend any security of the Company existing as of the Subscription Date in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would make any such right, preference or privilege of such security senior to any such right, preference or privilege of such security existing on the Subscription Date;

(c)          decrease the authorized number of shares of Common Stock or any other class or series of Capital Stock;

(d)          other than with respect to the Preferred Shares, redeem or repurchase its Equity Interest, or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof);

(e)          incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(f)           allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens;

(g)          redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note, the Other Notes and the Additional Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(h)          declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries other than with respect to the Preferred Shares;

(i)           offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such instrument or security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or be party to any solicitations, negotiations or discussions with regard to the foregoing;

(j)           make, any change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC or modify its corporate structure or purpose;

(k)          authorize or effect (a) any Fundamental Transaction, or (b) a voluntary or involuntary liquidation, dissolution or winding up of the Company or any of its Subsidiaries, or consent to any of the foregoing, not in compliance with the terms set forth in this Note;

(l)           encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens; or

(m)         enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(15)        AFFIRMATIVE COVENANTS. As long as any Notes or Additional Notes are outstanding, the Company shall, and the Company shall cause each Subsidiary to, directly or indirectly:

(n)          maintain at least $350,000 in cash that is unrestricted and unencumbered;

(o)          maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(p)          maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; and

(q)          maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(16)        VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes or any of the Additional Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes and the Additional Notes.

(17)        TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(18)        REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d) and subject to Section 3(c)(iv)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iv) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in Principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(19)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(21)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations; provided, however that in the event the determination or calculation of the investment bank or the accountant, as the case may be, is identical to the determination or calculation of the Company, the expenses of such investment bank or accountant, as the case may be, shall be borne equally among the holders of the holders of Notes who disputed the determination or calculation of the Company. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(25)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(27)        GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(28)        Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(29)        DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(30)        USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(31)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          [INSERT IN ADDITIONAL NOTES: "Additional Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes pursuant to the terms of the Securities Purchase Agreement.]

(b)          "Additional Notes" means [INSERT IN INITIAL NOTES] [all Additional Notes (as defined in the Securities Purchase Agreement), if any, issued by the Company pursuant to the Securities Purchase Agreement on an Additional Closing Date (as defined in the Securities Purchase Agreement)] [INSERT IN ADDITIONAL NOTES] [all Initial Notes (as defined in the Securities Purchase Agreement) issued by the Company pursuant to the Securities Purchase Agreement on the Initial Closing Date (as defined in the Securities Purchase Agreement)].

(c)          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)          "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(e)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f)           "Bloomberg" means Bloomberg Financial Markets.

(g)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)          "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(i)           "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(j)           "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(k)          "Common Stock" means (i) the Company's common stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(l)           "Company Conversion Price" means with respect to any Installment Date or other applicable date of determination, that price which shall be the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of the applicable Installment Date or other applicable date of determination.

(m)         "Company Pre-Installment Conversion Price" means, with respect to any Company Installment Notice Date or other applicable date of determination, that price which shall be the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of the applicable Company Installment Notice Date or other applicable date of determination.

(n)          "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(o)          "Conversion Shares" means shares of Common Stock issuable by the Company pursuant to the terms of any of the Notes, including any related Interest and Late Charges so converted, amortized or redeemed.

(p)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(q)          "Eligible Market" means the Principal Market, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or the NYSE MKT.

(r)           "Equity Conditions" means each of the following conditions: (i) on each day during Equity Conditions Measuring Period, either (x) all Registration Statements filed and required to be filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, Pre-Interest Shares or Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions, in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Conversion Shares issuable pursuant to the terms of this Note, the Other Notes and the Additional Notes and exercise of the Warrants, including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, Pre-Interest Shares or Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions, shall be eligible for sale without restriction pursuant to Rule 144 and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened, commenced or pending in writing by such exchange or market (provided, however, that in the event proceedings for such delisting or suspension have been threatened or commenced, the Company shall have ninety (90) days from such threat or commencement, whichever is earlier, to cure such failure before it is deemed, for all purposes hereunder, to have failed to satisfy such Equity Condition); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares pursuant to the terms of this Note, the Other Notes and the Additional Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c) hereof (and analogous provisions under the Other Notes and the Additional Notes) and Section 1(a) of the Warrants; (iv) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, Pre-Interest Shares or Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within ten (10) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities, including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, Pre-Interest Shares or Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions, in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable pursuant to the terms of this Note, the Other Notes and the Additional Notes and shares of Common Stock issuable upon exercise of the Warrants, including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, Pre-Interest Shares or Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions, not to be eligible for sale without restriction pursuant to Rule 144 promulgated under the Securities Act and any applicable state securities laws; (viii) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; (ix) on each day during Equity Conditions Measuring Period, the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates; (x) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, the Pre-Interest Shares or the Interest Shares, as applicable, requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (xi) the Company shall have obtained the Stockholder Approval (as defined in the Securities Purchase Agreement); (xii) the daily dollar trading volume of the Common Stock as reported by Bloomberg shall be at least $350,000 on no less than ten (10) Trading Days during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination; (xiii) the arithmetic average of the daily dollar trading volume of the Common Stock as reported by Bloomberg during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination shall be no less than $350,000; (xiv) the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the Equity Conditions Measuring Period exceeds [     ]4 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date); and (xv) on each day during the Equity Conditions Measuring Period, the Company is in compliance with the requirement set forth in Rule 144(c)(1).

(s)          "Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Holder).

4 [INSERT IN INITIAL NOTES: $0.535.] [INSERT IN ADDITIONAL NOTES: Insert 50% of the Market Price as of the date of the applicable Buyer Additional Closing Notice.]

(t)          "Equity Conditions Measuring Period" means each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(u)          "Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(v)          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(w)         "Excluded Securities" means no more than an aggregate pursuant to all of the following events of 2,345,564 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Subscription Date) (the "Excluded Securities Cap") issued or issuable or deemed to be issued in accordance with Section 7(a) hereof by the Company: (A) under any Approved Stock Plan; (B) in accordance with the terms of this Notes, the Other Notes, the Additional Notes and the Warrants; provided, that this Notes, the Other Notes, the Additional Notes and the Warrants are not amended, modified or changed on or after the Subscription Date; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date, (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an unaffiliated Person (or to the equity holders of an unaffiliated Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities; or (E) in accordance with the terms of any securities issued to the initial Holder and to any initial holder of the Other Notes; provided, however, that the Excluded Securities Cap shall not apply to, and the Excluded Securities Cap shall be calculated irrespective of any restricted shares of Common Stock with respect to which the Company has not and will not file a registration statement for the issuance or resale of such shares pursuant to the Securities Act, and which are issued in connection with (i) the acquisition from Maglenta Enterprises Inc. and Champfremont Holding Ltd. of all of the issued and outstanding equity interests of the PayOnline group of companies consisting of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited, by TOT Group Europe, Ltd., a Subsidiary of the Company, and (ii) pursuant to the foregoing clause (D).

(x)           "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, through one or more Subsidiaries. Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(y)          "GAAP" means United States generally accepted accounting principles, consistently applied.

(z)           "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(aa)        "Holiday" means a day other than a Business Day or on which trading does not take place on the Principal Market.

(bb)       "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(cc)        "Initial Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes pursuant to the terms of the Securities Purchase Agreement.

(dd)        "Initial Interest Conversion Price" means, with respect to any Interest Pre-Payment Date, that price which shall be the lower of (i) the Conversion Price then in effect and (ii) the Market Price as in effect on the applicable Interest Pre-Payment Date or other applicable date of determination.

(ee)         "Installment Amount" means with respect to each Installment Date, an amount equal to the sum of the (i) lesser of (A) $[          ]5 and (B) the Principal outstanding on such Installment Date, (ii) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount, (iii) the applicable Make-Whole Amount for the Principal amount included in such Installment Amount and (iv) accrued and unpaid Interest with respect to such Principal and accrued and unpaid Late Charges, if any, with respect to such Principal and Interest, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise. In the event the Holder shall sell or otherwise transfer or assign any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

(ff)          "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares with respect to such Installment Date minus (ii) the amount of any Pre-Installment Conversion Shares delivered on the related Installment Pre-Payment Date; provided, that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date (such excess, the "Installment Conversion Shares Excess"), the Installment Balance Conversion Shares shall equal zero (0) for such date and in no event shall the Installment Conversion Shares Excess reduce the number of Pre- Installment Conversion Shares payable on the next Company Installment Notice Date, if any.

(gg)        "Installment Date" means the first (1st) Business Day of the calendar month immediately following the earlier of (i) the date when all Registrable Securities have been registered pursuant to one or more Registration Statements that have been declared effective by the SEC and (ii) the date that is six (6) months immediately following the Issuance Date of this Note, and every calendar month anniversary thereafter through and including the Maturity Date, or, if any such date falls on a Holiday, the next day that is not a Holiday.

(hh)        "Interest Balance Shares" means, for any Interest Date, a number of shares of Common Stock equal to (i) the Post-Interest Shares with respect to such Interest Date minus (ii) the amount of any Pre-Interest Shares delivered on the related Interest Pre-Payment Date; provided that in the event that the amount of Pre-Interest Shares exceeds the Post-Interest Shares for such date (such excess, the "Interest Shares Excess"), the Interest Balance Shares shall equal zero (0) for such date and in no event shall (x) any Interest Shares Excess reduce the number of Pre-Interest Shares payable on the next Interest Pre-Payment Date, if any, and (y) the Holder be required to return any Interest Shares Excess to the Company.

(ii)          "Interest Conversion Price" means, with respect to any Interest Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Interest Date or other applicable date of determination.

(jj)          "Interest Notice Due Date" means the twenty-sixth (26th) Trading Day prior to the applicable Interest Date.

(kk)        "Interest Pre-Payment Date" means the twenty-third (23rd) Trading Day prior to the applicable Interest Date.

(ll)          "Interest Rate" means 7.00% per annum, subject to adjustment as set forth in Section 2.

5 Insert 1/5th of the Holder's Original Principal Amount.

(mm)      "Lead Investor" means [            ].

(nn)        "Make-Whole Amount" means, the amount of any Interest on any Principal amount that, but for the event requiring the payment of the Make-Whole Amount, would have accrued with respect to such Principal amount if the Notes had remained outstanding for the period from such event through the Maturity Date.

(oo)        "Make-Whole Price" means. with respect to any Conversion Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable related Conversion Date or other applicable date of determination.

(pp)        "Market Price" means 93% of the lowest of (i) the arithmetic average of the five (5) lowest Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination, (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination and (iii) the Weighted Average Price of the Common Stock on the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

(qq)        "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(rr)          "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(ss)         "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(tt)          "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note, the Other Notes and the Additional Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 7.00% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens and (v) Indebtedness existing on the Subscription Date set forth on Schedule 31(tt) attached hereto, provided, however, that such Indebtedness is not increased, refinanced, amended, modified or changed on or after the Subscription Date; provided, further, that the Indebtedness evidenced by the RBL Facility does not exceed, at any time while any Notes are outstanding, $3,965,000 without the prior written consent of the Required Holders.

(uu)        "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x); (ix) with respect to the Subsidiaries (and not the Company), Liens pursuant to the RBL Facility, as in effect on the Subscription Date; and (x) with respect to the Subsidiaries (and not the Company), Liens pursuant to the existing factoring facilities set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as in effect on the Subscription Date.

(vv)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ww)       "Post-Installment Conversion Shares" means, for any Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount on such Installment Date divided by the Company Conversion Price as in effect on the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(xx)         "Post-Interest Shares" means, for any Interest Date and without taking into account the delivery of any Pre-Interest Shares, that number of shares of Common Stock equal to the applicable amount of Interest to be paid in Interest Shares for such Interest Date divided by the Interest Conversion Price, rounded up to the nearest whole number.

(yy)        "Preferred Shares" means Company's Series A Convertible Preferred Stock, par value $0.01 per share.

(zz)         "Principal Market" means The NASDAQ Capital Market.

(aaa)      "Qualifying Conversion" means conversion of a Conversion Amount not exceeding on any given Trading Day three (3) times the Installment Amount due on the Installment Date immediately following the applicable date of determination.

(bbb)     "RBL Facility" means that certain Loan and Security Agreement, dated June 30, 2014, among RBL Capital Group, LLC, as lender, and TOT Group, Inc., TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC and TOT New Edge, LLC, as co-borrowers.

(ccc)       "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Company Installment Notices, each of the foregoing, individually, a Redemption Notice.

(ddd)     "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price and the Company Installment Redemption Price, each of the foregoing, individually, a Redemption Price.

(eee)      "Registrable Securities" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(fff)        "Registration Rights Agreement" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the Purchasers relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion of this Note, the Other Notes and the Additional Notes and exercise of the Warrants.

(ggg)     "Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(hhh)     "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(iii)         "Required Holders" means the holders of Notes and Additional Notes representing at least sixty-five percent (65%) of the aggregate principal amount of the Notes and Additional Notes then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Notes or Additional Notes.

(jjj)         "SEC" means the United States Securities and Exchange Commission.

(kkk)      "Securities Act" means the Securities Act of 1933, as amended.

(lll)         "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the Purchasers of the Notes pursuant to which the Company issued the Notes, the Additional Notes and Warrants.

(mmm)   "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(nnn)     "Subscription Date" means April 30, 2015.

(ooo)     "Subsidiary" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ppp)     "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(qqq)     "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(rrr)        "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(sss)      "Warrant Shares" means shares of Common Stock issuable by the Company upon the exercise of any of the Warrants.

(ttt)        "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Net Element, Inc.

By:
Name:
Title:

Schedule 31(tt)

Subsidiary Indebtedness existing on the Subscription Date:

1. Any Indebtedness under the RBL Facility.

2. Any draw downs under existing factoring facilities set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

EXHIBIT I

NET ELEMENT, inc.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "Note") issued to the undersigned by Net Element, Inc., a Delaware corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.0001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please check the following box if the Conversion Price is being determined by:
Alternative Conversion Price: ☐
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number and Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)
Installment Amounts to be reduced and amount of reduction: ___________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated April __, 2015 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

Net Element, Inc.

By:
Name:
Title: